BY-LAWS
OF
WESTPOINT INTERNATIONAL, INC.

ARTICLE 1
OFFICES

Section 1.1. Registered Office; Other Offices. The registered office and registered agent of the corporation shall be as designated from time to time by the appropriate filing by the corporation in the office of the Secretary of State of the State of Delaware. The corporation may also have offices, and keep the books and records of the corporation, at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require, except as may otherwise be required by law.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the office of the corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Delaware, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual Meetings. Annual meetings of stockholders shall be held at the time and place to be selected by the board of directors. If the day is a legal holiday, then the meeting shall be held on the next following business day. At the meeting, the stockholders shall elect a board of directors by written ballot and transact such other business as may properly be brought before the meeting.

Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president of the corporation and shall be called by the president or the secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of the stockholders may not be called by any person or persons other than as set forth in this Section 2.5 or as otherwise provided in the certificate of incorporation.

Section 2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except, as may otherwise be provided by statute or by the certificate of incorporation.

If a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is finally adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by law or the certificate of incorporation.

If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, or if these Bylaws otherwise require, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8. Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: chairman of the board, president, vice presidents (in the order of their seniority if more than one) and secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. Except as may otherwise be provided by statute, the certificate of incorporation or these Bylaws, the chairman of the meeting shall have, in his sole discretion, the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

Section 2.9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.10. Method of Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder (i) at the time fixed pursuant to Section 8.5 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, but no proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period.

Section 2.11. Action of Stockholders by Unanimous Written Consent Without Meetings. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be (i) signed by the holders of all shares entitled to vote thereon and (ii) delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Unless otherwise provided in the instrument creating any class or series of preferred stock of the corporation, any action required or permitted to be taken by holders of any class or series of preferred stock of the corporation at any annual or special meeting of holders of such class or series of preferred stock of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be (i) signed by the holders of such outstanding class or series of preferred stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such class or series of preferred stock entitled to vote thereon were present and voted and (ii) delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent.

If action is taken by written consent of stockholders, the writing or writings comprising such written consent shall be filed with the records of the meetings of stockholders.

In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provisions shall state (i) that written consent has been given under Section 228 of the DGCL, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is so required, and (ii) that written notice has been given as provided in such Section 228.

ARTICLE 3
DIRECTORS

Section 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2. Number of Directors. Subject to the terms of the certificate of incorporation, as it may be amended from time to time, the number of directors constituting the board shall be such number as shall be from time to time specified by resolution of the board of directors, but shall not, in any event, be less than one (1).  No director’s term shall be shortened by reason of a resolution reducing the number of directors.

Section 3.3. Election, Qualification and Term of Office of Directors. At each annual meeting of stockholders at which a quorum is present beginning in 2007, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  The persons receiving a plurality of the votes of the shares represented in person or by proxy and entitled to vote on the election of directors shall be elected directors. Except as may otherwise be provided by law, the certificate of incorporation or these Bylaws, directors need not be stockholders nor residents of the State of Delaware.  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office and other features of such directorships shall be governed by the terms of the instrument creating such class or series of preferred stock.

Section 3.4. First Meetings. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.5. Regular Meetings. Regular meetings of the board of directors may be held without notice (except as may otherwise be required by law or these Bylaws) at such times and at such places as shall from time to time be determined by the board.

Section 3.6. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the president, and shall be called by the president or secretary on the written request of two (2) directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 3.7. Quorum; Majority Vote. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent in writing to the adoption of a resolution authorizing the action, and the writing or writings are filed with the minutes of the proceedings of the board.

Section 3.9. Telephone and Similar Meetings. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors may participate in any meeting of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the board.

Section 3.10. Notice of Meetings. Unless otherwise required by law or specified herein, notice of regular meetings of the board of directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the board (and of each regular meeting for which notice shall be required) shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such director at such place by telex, cable, facsimile or telegram or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed written waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 3.11. Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the corporation as the board may deem proper.

Section 3.12. Resignations. Any director of the corporation may at any time resign by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.13. Removal of Directors. Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director elected by vote of the holders of the outstanding common stock of the corporation may be removed from office only for cause upon the affirmative vote of the holders of 85% of the then outstanding shares of common stock of the corporation.

Section 3.14. Vacancies. Except as may otherwise be provided by, law, the certificate of incorporation or these By Laws, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until successors for such director’s class shall have been elected and qualified or until his or her earlier death, disqualification, resignation or removal.

Section 3.15. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4
EXECUTIVE AND OTHER COMMITTEES

Section 4.1. Executive and Other Committees. The board of directors may, by resolution adopted by a majority of the entire board, designate from time to time one (1) or more of its members to constitute members or alternate members of an executive committee or one or more other committees, which committees shall have and may exercise, between meetings of the board, all the powers and authority of the board in the management of the business and affairs of the corporation, including, if any such committee is so empowered and authorized by resolution adopted by a majority of the entire board, the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have such power or authority with reference to:

(a) amending the certificate of incorporation of the corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors pursuant to authority, if any, expressly vested in the board by the provisions of the certificate of incorporation, (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(b) adopting an agreement of merger or consolidation involving the corporation;

(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation;

(d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution;

(e) adopting, amending or repealing any Bylaw;

(f) filling vacancies on the board;

(g) fixing the compensation of directors for serving on the board or on any committee of the board, including the executive committee; or

(h) amending or repealing any resolution of the board which by its terms may be amended or repealed only by the board.

Section 4.2. Procedure; Meetings; Quorum. Regular meetings of the executive committee or any other committee of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the executive committee or any other committee of the board shall be called at the request of any member thereof. Notice of each special meeting of the executive committee or any other committee of the board shall be sent by mail, telex, cable, facsimile, telegram or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed written waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the executive committee or any other committee of the board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the board need not be given. The executive committee or any other committee of the board may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation of the corporation or these Bylaws for the conduct of its meetings as the executive committee or any other committee of the board may deem proper. A majority of the executive committee or any other committee of the board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member, the remaining members, whether or not a quorum may fill a vacancy. The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board.

Section 4.3. Compensation. Members of special or standing committees may be allowed compensation if the board of directors shall so determine pursuant to Section 3.15 of these Bylaws.

Section 4.4. Action by Consent; Participation by Telephone or Similar Equipment. Unless the board of directors, the certificate of incorporation or these Bylaws shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action, and the writing or writings are filed with the minutes of the proceedings of the committee. Unless the board of directors, the certificate of incorporation or these Bylaws shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

Section 4.5. Changes in Committees; Resignations; Removals. The board shall have powers, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the corporation, provided, however, that notice to the board, the chairman of the board, the president, the chairman of such committee or the secretary shall be deemed to constitute notice to the corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

ARTICLE 5
NOTICES

Section 5.1. Method. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telex, cable, facsimile or telegram.

Section 5.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a Committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

ARTICLE 6
OFFICERS

Section 6.1. Election; Qualification. The officers of the corporation shall be chosen annually by the board of directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently practicable and shall be a president, one or more vice presidents and a secretary. The board of directors may also choose as officers a chairman of the board, one or more vice chairmen of the board, a treasurer, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide. The chairman of the board and any vice chairman of the board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation unless otherwise required by the certificate of incorporation.

Section 6.2. Term; Removal. The officers of the corporation shall hold office until their successors are chosen and qualify or until their death or the effective date of their removal or resignation (or until he shall cease to be a director in the case of the chairman of the board or any vice chairman of the board). Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors.

Section 6.3. Resignation. Subject at all times to the right of removal as provided in Section 6.2 of this Article 6, any officer may resign at any time by giving notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the president or, in the event of the resignation of the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the board of directors.

Section 6.5. Chairman of the Board. The chairman of the board shall, if there be such an officer, preside at meetings of the board of directors and preside at meetings of the stockholders. The chairman of the board shall counsel with and advise the president and perform such other duties as the president or the board or the executive committee may from time to time determine. Except as otherwise provided by resolution of the board, the chairman of the board shall be ex-officio a member of all committees of the board. The chairman of the board may sign and execute in the name of the corporation any and all deeds, mortgages, bonds, contracts, agreements, certificates or other instruments or documents authorized by the board or any committee thereof empowered to authorize the same.

Section 6.6. Vice Chairman of the Board. In the absence of the chairman of the board or, in the event of his inability or refusal to act, the vice chairman (or in the event there be more than one vice chairman, the vice chairmen in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the board, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board. The vice chairman shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. Any vice chairman may sign and execute in the name of the corporation any and all deeds, mortgages, bonds, contracts, agreements, certificates or other instruments or documents authorized by the board or any committee thereof empowered to authorize the same.

Section 6.7. President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors if there shall be no chairman or vice chairman of the board or if the chairman or vice chairman of the board shall not be present or shall be unable or unwilling to act at any such meeting, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute deeds, mortgages, bonds, contracts, agreements, certificates or other instruments or documents requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 6.8. Vice Presidents. In the absence of the president, the chairman of the board and the vice chairmen of the board or, in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors or, in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.9. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 6.10. Assistant Secretary. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.11. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 6.12. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE 7
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 7.1. Third-Party Actions. The corporation shall indemnify to the fullest extent authorized or permitted by Section 145 of the DGCL any person (his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation at any time, including in connection with such person serving at the request of the corporation as a director or officer or in any other capacity during such period for another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful

The corporation may indemnify any employee or agent of the corporation, or any employee or agent serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section 7.1.

Section 7.2. Derivative Actions. The corporation may indemnify any person (his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of Delaware or such other court shall deem proper.

Section 7.3. Determination of Indemnification. Any indemnification under Section 7.1 or 7.2 of this Article 7 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article 7. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 7.4. Right to Indemnification. Notwithstanding the other provisions of this Article 7, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of this Article 7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.5. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation on behalf of a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article 7.

Section 7.6. Indemnification Not Exclusive. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, any agreement, the certificate of incorporation, any vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against liability under the provisions of this Article 7.

Section 7.8. Definitions of Certain Terms. For purposes of this Article 7, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article 7, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article 7.

Section 7.9. Continuity. The indemnification and advancement of expenses provided for in this Article 7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.10. Amendment of this Article 7.  The provisions of this Article 7 relating to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each of its directors and officers that may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 7.10. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article 7 that is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article 7 so as to limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) the affirmative vote of stockholders entitled to cast not less than 66-2/3% of the votes that all stockholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

ARTICLE 8
CERTIFICATES OF STOCK

Section 8.1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise stated in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 8.2. Facsimile Signatures. When any such certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation, any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 8.3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 8.5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the board and (ii) not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board.

Section 8.6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 8.7. Transfer Agent and Registrar for Shares of Corporation. The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation.  Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares.  Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued.  The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation.  The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation.  Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.

ARTICLE 9
GENERAL PROVISIONS

Section 9.1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 9.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 9.4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 9.5. Contracts. The board may authorize any officer or officers, agent or agents, in the name and on behalf of the corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

Section 9.6. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 9.7. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “Seal” or “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 9.8. Voting of Securities. Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of the corporation, or appoint another person or persons to act as proxy or attorney in fact for the corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the corporation.

Section 9.9. Evidence of Authority. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the certificate of incorporation, or by these Bylaws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section 9.10. Electronic Transmissions. Notwithstanding any reference in these Bylaws to written instruments, all notices, meetings, consents and other communications contemplated by these Bylaws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the board of directors of the corporation.

Section 9.11. Charitable Contributions. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

Section 9.12. Conflicts with Certificate of Incorporation. In the event of a conflict between the provisions of these Bylaws and the certificate of incorporation, the provisions of the certificate of incorporation shall control.

ARTICLE 10
AMENDMENTS

Section 10.1. Amendments. Subject to (i) Section 7.10 of these Bylaws, (ii) the certificate of incorporation and (iii) any rights or privileges of holders of any class or series of preferred stock of the corporation as specified by the terms of the instrument creating such class or series of preferred stock, these Bylaws may be amended or repealed or other Bylaws of the corporation may be adopted by the stockholders holding at least 66 2/3% of the then outstanding shares of common stock of the corporation or, if the corporation’s certificate of incorporation so provides, by the board of directors. The fact that such power has been so conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to amend or repeal these Bylaws or to adopt any other Bylaws of the corporation. In the case of a meeting of stockholders to amend or repeal these Bylaws or to adopt any other Bylaws, written notice shall be given to each stockholder entitled to vote thereon that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of Bylaws.